Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 10, 2021 with respect to the financial statements of Clearwater Analytics Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP
Boise, Idaho
September 28, 2021